Exhibit 99.1
OneWater Marine Inc. Announces Fiscal Third Quarter Results
Continuing to Drive Sales and Enhance Long-term Positioning

Fiscal Third Quarter 2025 Highlights
•Revenue increased 2% to $553 million
•Same-store sales increased 2%
•Gross profit margin of 23.3%
•GAAP net income of $11 million, or $0.65 per diluted share and adjusted diluted earnings per share1 of $0.79
•Adjusted EBITDA1 of $33 million

BUFORD, GA – July 31, 2025 – OneWater Marine Inc. (NASDAQ: ONEW) (“OneWater” or the “Company”) today announced results for its fiscal third quarter ended June 30, 2025.

“The quarter highlighted our ability to outperform broader industry trends, despite macroeconomic uncertainty. As expected, a highly competitive environment and significant promotional activity across the industry continues to pressure margins,” commented Austin Singleton, Chief Executive Officer at OneWater. “Our focus on serving our customers, executing our strategy, and taking market share remains unwavering. We continue to position the business for long-term success through a disciplined and thoughtful approach to inventory management, which includes strategic brand exits that are progressing as planned. By staying focused on factors within our control, we remain well-equipped to navigate this dynamic environment and drive results.”

For the Three Months Ended June 30	2025	2024	$ Change	% Change
Revenues	(unaudited, $ in thousands)
New boat	$326,134	$333,162	$(7,028)	(2.1)%
Pre-owned boat	125,941	106,889	19,052	17.8%
Finance & insurance income	17,782	17,932	(150)	(0.8)%
Service, parts & other	83,007	84,458	(1,451)	(1.7)%
Total revenues	$552,864	$542,441	$10,423	1.9%

Fiscal Third Quarter 2025 Results

Revenue for fiscal third quarter 2025 was $552.9 million, an increase of 1.9% compared to $542.4 million in fiscal third quarter 2024. Same-store sales increased 2%. New boat revenue decreased 2.1%, driven by a decrease in units sold, partially offset by an increase in average price per unit. Pre-owned boat revenue increased 17.8%, driven by the increase in units sold and average price per unit. Finance & insurance income remained flat as a percentage of total boat sales, and service, parts & other sales were down 1.7% compared to the prior year quarter. Dealership service, parts, and other sales increased in the quarter while Distribution segment sales were lower due to reduced production by boat manufacturers.

Gross profit totaled $128.7 million for fiscal third quarter 2025, down $3.9 million from $132.6 million for fiscal third quarter 2024. Gross profit margin of 23.3% decreased 110 basis points compared to the prior year period, driven by new boat model mix and pricing on continuing brands, and the impact of select brands the Company is exiting.

Fiscal third quarter 2025 selling, general and administrative expenses totaled $92.1 million, or 16.7% of revenue, compared to $87.1 million, or 16.0% of revenue, in fiscal third quarter 2024. The increase in selling, general and administrative expenses as a percentage of revenue was driven by increased expenses to drive our same-store sales results and inflationary costs related to administrative and fixed expenses.

Net income for fiscal third quarter 2025 totaled $10.7 million, compared to net income of $16.7 million in fiscal third quarter 2024. The Company reported net income per diluted share for fiscal third quarter 2025 of $0.65, compared to net income per diluted share of $0.99 in

2024. Adjusted diluted earnings per share1 for fiscal third quarter 2025 was $0.79, compared to adjusted diluted earnings per share1 of $1.05 in 2024.

Fiscal third quarter 2025 Adjusted EBITDA1 decreased to $32.8 million compared to $39.2 million for fiscal third quarter 2024.

As of June 30, 2025, the Company’s cash and cash equivalents balance was $70.1 million and total liquidity, including cash and availability under credit facilities, was in excess of $85.0 million. Total inventory as of June 30, 2025, decreased 13.6% to $517.1 million, compared to $598.6 million on June 30, 2024, primarily driven by the Company’s inventory management.

Total long-term debt as of June 30, 2025 was $419.5 million, and adjusted long-term net debt (net of $70.1 million cash)1 was 5.8 times trailing twelve-month Adjusted EBITDA1.

Fiscal Year 2025 Guidance

The Company is updating its previously issued fiscal full year 2025 outlook. For fiscal full year 2025, OneWater anticipates revenue to be in the range of $1.80 billion to $1.85 billion and dealership same-store sales to be up low single digits. Adjusted EBITDA2 is expected to be in the range of $65 million to $80 million and Adjusted Diluted Earnings Per Share is expected to be in the range of $0.50 to $0.75.

Conference Call and Webcast

OneWater will host a conference call to discuss its fiscal third quarter earnings on Thursday, July 31st, at 8:30 am Eastern time. To access the conference call via phone, participants can dial (+1) 646 564 2877 or (+1) 800 549 8228 (North America Toll Free).

Alternatively, a live webcast of the conference call can be accessed through the “Events” section of the Company’s website at https://investor.onewatermarine.com/ where it will be archived for one year.

A telephonic replay will also be available through August 7th, 2025 by dialing (+1) 646 517 3975 (US), (+1) 289 819 1325 (Canada), or (+1) 888 660 6264 (North America Toll Free), and entering access code 25911 #.

1.See reconciliation of Non-GAAP financial measures below.

2.See reconciliation of Non-GAAP financial measures below for a discussion of why reconciliations of forward-looking Adjusted EBITDA and adjusted earnings per diluted share are not available without unreasonable effort.

ONEWATER MARINE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024
Revenues:
New boat	$326,134	$333,162	$883,631	$901,552
Pre-owned boat	125,941	106,889	272,467	238,820
Finance & insurance income	17,782	17,932	42,185	40,022
Service, parts & other	83,007	84,458	213,916	214,381
Total revenues	552,864	542,441	1,412,199	1,394,775

Gross profit
New boat	51,950	56,722	139,109	161,483
Pre-owned boat	22,535	22,263	49,602	50,065
Finance & insurance	17,782	17,932	42,185	40,022
Service, parts & other	36,396	35,688	92,232	92,840
Total gross profit	128,663	132,605	323,128	344,410

Selling, general and administrative expenses	92,138	87,059	258,989	253,169
Depreciation and amortization	5,593	5,091	16,426	14,185
Transaction costs	175	242	1,111	966
Change in fair value of contingent consideration	144	214	452	3,918
Restructuring and impairment	234	—	1,473	11,847
Income from operations	30,379	39,999	44,677	60,325

Other expense (income):
Interest expense – floor plan	7,340	9,290	21,870	25,627
Interest expense – other	9,041	9,008	27,129	27,352
Other (income) expense, net	(224)	(1,357)	853	889
Total other expense, net	16,157	16,941	49,852	53,868
Net income (loss) before income tax expense (benefit)	14,222	23,058	(5,175)	6,457
Income tax expense (benefit)	3,507	6,344	(1,903)	2,222
Net income (loss)	10,715	16,714	(3,272)	4,235
Net (income) attributable to non-controlling interests	—	—	—	(119)
Net (income) loss attributable to non-controlling interests of One Water Marine Holdings, LLC	—	(2,031)	1,648	(572)
Net income (loss) attributable to OneWater Marine Inc.	$10,715	$14,683	$(1,624)	$3,544

Net earnings (loss) per share of Class A common stock – basic	$0.66	$1.01	$(0.10)	$0.24
Net earnings (loss) per share of Class A common stock – diluted	$0.65	$0.99	$(0.10)	$0.24

Basic weighted-average shares of Class A common stock outstanding	16,313	14,593	15,700	14,571
Diluted weighted-average shares of Class A common stock outstanding	16,444	14,891	15,700	14,835

ONEWATER MARINE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2025	June 30, 2024
ASSETS
Cash	$70,146	$41,034
Restricted cash	11,760	10,896
Accounts receivable, net	79,472	103,854
Inventories	517,093	598,567
Prepaid expenses and other current assets	61,491	67,645
Total current assets	739,962	821,996
Property and equipment, net	92,005	92,602
Operating lease right-of-use assets	131,625	142,580
Other long-term assets	2,352	1,304
Deferred tax assets, net	37,998	33,455
Intangible assets, net	199,885	207,341
Goodwill	336,602	336,602
Total assets	$1,540,429	$1,635,880

LIABILITIES
Accounts payable	$32,452	$27,873
Other payables and accrued expenses	44,170	54,409
Customer deposits	33,916	43,428
Notes payable – floor plan	435,777	486,547
Current portion of operating lease liabilities	16,468	15,598
Current portion of long-term debt, net	37,970	8,632
Current portion of tax receivable agreement liability	2,578	2,447
Total current liabilities	603,331	638,934
Other long-term liabilities	5,669	8,819
Tax receivable agreement liability	38,245	40,688
Long-term operating lease liabilities	118,458	129,491
Long-term debt, net	381,497	417,599
Total liabilities	1,147,200	1,235,531

STOCKHOLDERS’ EQUITY
Total stockholders’ equity attributable to OneWater Marine Inc.	393,229	368,641
Equity attributable to non-controlling interests	—	31,708
Total stockholders’ equity	393,229	400,349
Total liabilities and stockholders’ equity	$1,540,429	$1,635,880

ONEWATER MARINE INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024
Net income (loss) attributable to OneWater Marine Inc.	$10,715	$14,683	$(1,624)	$3,544
Transaction costs	175	242	1,111	966
Intangible amortization	2,167	2,086	6,437	5,743
Change in fair value of contingent consideration	144	214	452	3,918
Restructuring and impairment	727	—	3,013	11,847
Other (income) expense, net	(224)	(1,357)	853	889
Net income attributable to non-controlling interests of One Water Marine Holdings, LLC (1)	—	(107)	(568)	(2,103)
Adjustments to income tax expense (2)	(687)	(248)	(2,599)	(4,890)
Adjusted net income attributable to OneWater Marine Inc.	13,017	15,513	7,075	19,914

Net income (loss) per share of Class A common stock - diluted	$0.65	$0.99	$(0.10)	$0.24
Transaction costs	0.01	0.02	0.07	0.07
Intangible amortization	0.13	0.15	0.41	0.39
Change in fair value of contingent consideration	0.01	0.01	0.03	0.26
Restructuring and impairment	0.04	—	0.19	0.80
Other (income) expense, net	(0.01)	(0.09)	0.05	0.06
Net income attributable to non-controlling interests of One Water Marine Holdings, LLC (1)	—	(0.01)	(0.04)	(0.14)
Adjustments to income tax expense (2)	(0.04)	(0.02)	(0.17)	(0.33)
Adjustment for dilutive shares (3)	—	—	0.01	—
Adjusted earnings per share of Class A common stock - diluted	$0.79	$1.05	$0.45	$1.35

(1) Represents an allocation of the impact of reconciling items to our non-controlling interest.
(2) Represents an adjustment of all reconciling items at an estimated effective tax rate.
(3) Represents an adjustment for shares that are anti-dilutive for GAAP earnings per share but are dilutive for adjusted earnings per share.

ONEWATER MARINE INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except ratios)
(Unaudited)

	Three Months Ended June 30,		Trailing twelve months ended June 30,
	2025	2024	2025
Net income (loss)	$10,715	$16,714	$(13,683)
Interest expense – other	9,041	9,008	36,827
Income tax expense (benefit)	3,507	6,344	(4,282)
Depreciation and amortization	6,301	5,785	24,441
Stock-based compensation	2,459	2,256	8,235
Change in fair value of contingent consideration	144	214	782
Transaction costs	175	242	1,675
Restructuring and impairment	727	—	6,484
Other (income) expense, net	(224)	(1,357)	(22)
Adjusted EBITDA	$32,845	$39,206	$60,457

Long-term debt (including current portion)			$419,467
Less: cash			(70,146)
Adjusted long-term net debt			$349,321

Pro forma adjusted net debt leverage ratio			5.8	x

About OneWater Marine Inc.

OneWater Marine Inc. is one of the largest and fastest-growing premium marine retailers in the United States. OneWater operates a total of 97 retail locations, 9 distribution centers / warehouses and multiple online marketplaces in 19 different states, several of which are in the top twenty states for marine retail expenditures. OneWater offers a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, finance and insurance products, parts and accessories, maintenance, repair and other services.

Non-GAAP Financial Measures and Key Performance Indicators

This press release and our related earnings call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted Net Income (Loss) Attributable to OneWater Marine Inc., Adjusted Diluted Earnings (Loss) Per Share and Adjusted Long-Term Net Debt, as measures of our operating performance. Management believes these measures may be useful in performing meaningful comparisons of past and present operating results, to understand the performance of the Company’s ongoing operations and how management views the business. Reconciliations of reported GAAP measures to adjusted non-GAAP measures are included in the financial schedules contained in this press release. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP. Because our non-GAAP financial measures may be defined differently by other companies, our definition of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing its utility. We have not reconciled non-GAAP forward-looking measures, including Adjusted EBITDA and Adjusted Earnings (Loss) Per Diluted Share guidance, to their corresponding GAAP measures due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to change in fair value of contingent consideration and transaction costs. Change in fair value of contingent consideration and transaction costs are affected by the acquisition, integration and post-acquisition performance of our acquirees which is difficult to predict and subject to change. Accordingly, reconciliations of forward-looking Adjusted EBITDA and Adjusted Earnings (Loss) Per Diluted Share are not available without unreasonable effort.

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before interest expense – other, income tax (benefit) expense, depreciation and amortization and other (income) expense, further adjusted to eliminate the effects of items such as the change in fair value of contingent consideration, restructuring and impairment, stock-based compensation and transaction costs. See reconciliation above.

Our board of directors, management team and lenders use Adjusted EBITDA to assess our financial performance because it allows them to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and other items (such as the change in fair value of contingent consideration, income tax (benefit) expense, restructuring and impairment, stock-based compensation and transaction costs) that impact the comparability of financial results from period to period. We present Adjusted EBITDA because we believe it provides useful information regarding the factors and trends affecting our business in addition to measures calculated under GAAP. Adjusted EBITDA is not a financial measure presented in accordance with GAAP. We believe that the presentation of this non-GAAP financial measure will provide useful information to investors and analysts in assessing our financial performance and results of operations across reporting periods by excluding items we do not believe are indicative of our core operating performance.

Adjusted Net (Loss) Income Attributable to OneWater Marine Inc. and Adjusted Diluted (Loss) Earnings Per Share

We define Adjusted Net (Loss) Income Attributable to OneWater Marine Inc. as Net (Loss) Income Attributable to OneWater Marine Inc. before transaction costs, intangible amortization, change in fair value of contingent consideration, restructuring and impairment and other expense (income), all of which are then adjusted for an allocation to the non-controlling interest of OneWater Marine Holdings, LLC. Each of these adjustments are subsequently adjusted for income tax at an estimated effective tax rate. Management also reports Adjusted Diluted (Loss) Earnings Per Share which presents all of the adjustments to Net (Loss) Income Attributable to OneWater Marine Inc. noted above on a per share basis. See reconciliation above.

Our board of directors, management team and lenders use Adjusted Net (Loss) Income Attributable to OneWater Marine Inc. and Adjusted Diluted (Loss) Earnings Per Share to assess our financial performance because it allows them to compare our operating performance on a consistent basis across periods by removing the effects of unusual or one time charges and other items (such as the change in fair value of contingent consideration, intangible amortization, restructuring and impairment, transaction costs and other expense (income)) that impact the comparability of financial results from period to period. We present these metrics because we believe they provide useful information regarding the factors and trends affecting our business in addition to measures calculated under GAAP. Adjusted Net (Loss) Income Attributable to OneWater Marine Inc. and Adjusted Diluted (Loss) Earnings Per Share are not financial measures presented in accordance with GAAP. We believe that the presentation of these non-GAAP financial measures will provide useful information to investors and analysts in assessing our financial performance and results of operations across reporting periods by excluding items we do not believe are indicative of our core operating performance.

Adjusted Long-Term Net Debt

We define Adjusted Long-Term Net Debt as long-term debt (including current portion) less cash. We consider, and we believe certain investors and analysts consider, adjusted long-term net debt, as well as adjusted long-term net debt divided by trailing twelve-month Adjusted EBITDA, to be an indicator of our financial leverage.

Same-Store Sales

We define same-store sales as sales from our Dealership segment, excluding new and acquired stores. New and acquired stores become eligible for inclusion in the comparable store base at the end of the store’s thirteenth month of operations under our ownership and revenues are only included for identical months in the same-store base periods. Stores relocated within an existing market remain in the comparable store base for all periods. Additionally, amounts related to closed or sold stores are excluded from each comparative base period. We use same-store sales to assess the organic growth of our Dealership segment revenue. We believe that our assessment on a same-store basis represents an important indicator of comparative financial results and provides relevant information to assess our performance.

Cautionary Statement Concerning Forward-Looking Statements

This press release and statements made during the above referenced conference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, future operations, financial position, prospects, plans and objectives of management, growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management’s current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: changes in demand for our products and services, the seasonality and volatility of the boat industry, effects of industry wide supply chain challenges including a heightened inflationary environment and our ability to maintain adequate inventory, fluctuation in interest rates, adverse weather events, our acquisition and business strategies, the inability to comply with the financial and other covenants and metrics in our credit facilities, cash flow and access to capital, effects of a global public health concern on the Company’s business, geopolitical risks, including the imposition of or changes in tariffs, duties, or other taxes affecting international trade, risks related to the ability to realize the anticipated benefits of any proposed acquisitions, including the risk that proposed acquisitions will not be integrated successfully, the timing of development expenditures, and other risks. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and in our subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from OneWater Marine’s website at www.onewatermarine.com under the “Investors” tab, and in other documents OneWater Marine files with the SEC. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

Investor or Media Contact:
Jack Ezzell
Chief Financial Officer
IR@OneWaterMarine.com